UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2017

Hi-Crush Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35630	90-0840530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Three Riverway

Suite 1350

Houston, Texas 77056

(Address of principal executive office) (Zip Code)

(713) 980-6200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement

Term Loan Credit Facility

On December 22, 2017, Hi-Crush Partners LP (the “Partnership”) entered into a Term Loan Credit Agreement (the “2017 Term Loan Credit Agreement”) among the Partnership, as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the lenders named therein (the “Term Loan Lenders”). The 2017 Term Loan Credit Agreement is a senior secured term loan credit facility that permits aggregate borrowings of up to $200.0 million, which was fully drawn down on December 22, 2017. The 2017 Term Loan Credit Agreement permits the Partnership, at its option, to add one or more incremental term loan facilities in an aggregate amount not to exceed $100.0 million. Any incremental term loan facility would be on terms to be agreed among the Partnership, the administrative agent and the lenders who agree to participate in the incremental facility. The 2017 Term Loan Credit Agreement amends and restates the Partnership’s 2014 $200 million Term Loan Credit Facility, extending maturity to December 2024 from April 2021 previously. The obligations of the Partnership under the 2017 Term Loan Credit Agreement are secured by substantially all assets of the Partnership. In addition, the Partnership’s subsidiaries have guaranteed the Partnership’s obligations under the 2017 Term Loan Credit Agreement and have granted to the Term Loan Lenders security interests in substantially all of their respective assets.

Borrowings under the 2017 Term Loan Credit Agreement will bear interest at a rate equal to, at the Partnership’s option, either (1) a base rate plus an applicable margin of 2.75% per annum or (2) a Eurodollar rate plus an applicable margin of 3.75% per annum, subject to a LIBOR floor of 1.00%. Both base rate loans and Eurodollar loans are subject to a 0.25% rate increase during any period of time in which the Partnership does not have a public corporate family rating of B2 or better from Moody’s Investor Service.

The 2017 Term Loan Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including limits or restrictions on the Partnership’s ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and dispose of assets. In addition, it contains customary events of default that entitle the Term Loan Lenders to cause any or all of the Partnership’s indebtedness under the 2017 Term Loan Credit Agreement to become immediately due and payable. The events of default (some of which are subject to applicable grace or cure periods), include among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults and material judgment defaults.

The foregoing description of the 2017 Term Loan Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the 2017 Term Loan Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Revolving Credit Facility

On December 22, 2017, the Partnership replaced its existing revolving credit facility by entering into a Second Amended and Restated Credit Agreement (the “2017 Revolving Credit Agreement”) among the Partnership, as borrower, ZB, N.A. dba Amegy Bank, as administrative agent, issuing lender and swing line lender, and the lenders named therein (the “Revolving Lenders”). The 2017 Revolving Credit Agreement is a senior secured revolving credit facility that permits aggregate borrowings of up to $125.0 million, including a $30.0 million sublimit for letters of credit and a $10.0 million sublimit for swing line loans, of which none was drawn down as of December 22, 2017. The 2017 Revolving Credit Agreement replaces the company’s previous $75 million revolving credit facility, extending the maturity to December 2022 from December 2019 previously. There were no borrowings under the Partnership’s prior revolving credit facility at the time of closing, and the Partnership has no indebtedness under its 2017 Revolving Credit Agreement.

The obligations of the Partnership under the 2017 Revolving Credit Agreement are secured by substantially all assets of the Partnership. In addition, the Partnership’s subsidiaries have guaranteed the Partnership’s obligations under the 2017 Revolving Credit Agreement and have granted to the Revolving Lenders security interests in substantially all of their respective assets.

Borrowings under the 2017 Revolving Credit Agreement will bear interest at a rate equal to, at the Partnership’s option, either (1) a base rate plus an applicable margin ranging between 1.50% per annum and 2.25% per annum, based upon the Partnership’s leverage ratio, or (2) a LIBOR rate plus an applicable margin ranging between 2.50% per annum and 3.25% per annum, based upon the Partnership’s leverage ratio.

The 2017 Revolving Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including limits or restrictions on the Partnership’s ability to incur liens, incur indebtedness, make certain restricted payments, merge or consolidate and dispose of assets. The 2017 Revolving Credit Agreement also requires compliance with customary financial covenants, which are a maximum leverage ratio of 3.25 to 1.00, minimum asset coverage ratio of 1.50 to 1.00 and minimum interest coverage ratio of 2.50 to 1.00. In addition, it contains customary events of default that entitle the Revolving Loan Lenders to cause any or all of the Partnership’s indebtedness under the 2017 Revolving Credit Agreement to become immediately due and payable. The events of default (some of which are subject to applicable grace or cure periods), include among other things, non-payment defaults, covenant defaults, cross-defaults to other material indebtedness, bankruptcy and insolvency defaults and material judgment defaults.

The foregoing description of the 2017 Revolving Credit Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the complete text of the 2017 Revolving Credit Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 26, 2017, the Partnership issued a press release (the “Press Release”) announcing the aforementioned refinancing transactions. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under Off-Balance Sheet Arrangements of a Registrant

Term Loan Credit Facility

The information provided in Item 1.01 under “Term Loan Credit Facility” is incorporated by reference into this Item 2.03.

Revolving Credit Facility

The information provided in Item 1.01 under “Revolving Credit Facility” is incorporated by reference into this Section 2.03.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

10.1	Amended and Restated Credit Agreement, dated December 22, 2017, among Hi-Crush Partners LP, as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the lenders named therein.

10.2	Second Amended and Restated Credit Agreement, dated December 22, 2017, among Hi-Crush Partners LP, as borrower, ZB, N.A. dba Amegy Bank, as administrative agent, issuing lender and swing line lender, IBERIABANK, as syndication agent, and the lenders named therein.

99.1	Press Release issued by the Company on December 26, 2017.

Exhibit Number	Exhibit Description

10.1	Amended and Restated Credit Agreement, dated December 22, 2017, among Hi-Crush Partners LP, as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the lenders named therein.

10.2	Second Amended and Restated Credit Agreement, dated December 22, 2017, among Hi-Crush Partners LP, as borrower, ZB, N.A. dba Amegy Bank, as administrative agent, issuing lender and swing line lender, IBERIABANK, as syndication agent, and the lenders named therein.

99.1	Press Release issued by the Company on December 26, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hi-Crush Partners LP

	By:	Hi-Crush GP LLC, its general partner

Dated: December 26, 2017

	By:	/s/ Laura C. Fulton
	Name:	Laura C. Fulton
	Title:	Chief Financial Officer

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